                                                                     Exhibit 1.2

                               Pricing Agreement
                               -----------------


Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
   As Representatives of the several
   Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

                                                               February 17, 2000

Ladies and Gentlemen:

     Sempra Energy, a California corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 17, 2000 (the "Underwriting Agreement") between the Company on the one hand and Goldman, Sachs & Co. and Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from

                                       1
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the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,

                                   Sempra Energy

                                   By: /s/ Charles A. McMonagle
                                      --------------------------------
                                   Name:  Charles A. McMonagle
                                   Title: Vice President and Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.

By: /s/ Goldman, Sachs & Co.
   ------------------------------------
      (Goldman, Sachs & Co.)

     On behalf of each of the Underwriters

                                  SCHEDULE I

                                                                    Principal Amount of
                                                                 Designated Securities to be
                       Underwriter                                       Purchased
                    -----------------                          -------------------------------
Goldman, Sachs & Co.......................................               $300,005,000
Credit Suisse First Boston Corporation....................                 66,665,000
Morgan Stanley & Co. Incorporated.........................                 66,665,000
Salomon Smith Barney Inc..................................                 66,665,000
                                                                         ------------
          Total...........................................               $500,000,000
                                                                         ============

                                  SCHEDULE II

Title of Designated Securities:

     7.95% Notes due 2010

Aggregate principal amount:

     $500,000,000

Price to Public:

     99.738% of the principal amount of the Designated Securities, plus accrued interest, if any, from February 23, 2000

Purchase Price by Underwriters:

     99.088% of the principal amount of the Designated Securities

Form of Designated Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

     Federal (same day) funds

Time of Delivery:

     10:00 a.m. (New York City time), February 23, 2000

Indenture:

     Indenture dated February 23, 2000, between the Company and U.S. Bank Trust National Association, as Trustee

Maturity:

     March 1, 2010

Interest Rate:

     7.95% per annum, accruing from February 23, 2000
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Interest Payment Dates:

     March 1 and September 1, commencing September 1, 2000

Redemption Provisions:

     The Designated Securities may be redeemed, in whole or in part at the option of the Company on the terms and subject to the conditions set forth in the final prospectus supplement dated February 17, 2000 relating to the Designated Securities.

Sinking Fund Provisions:

     No sinking fund provisions

Extendable provisions:

     Not applicable

Floating rate provisions:

     Not applicable

Defeasance provisions:

     The Designated Securities shall be subject to defeasance and covenant defeasance on the terms and subject to the conditions set forth in the final prospectus supplement dated February 17, 2000 relating to the Designated Securities and in the Indenture.

Closing location for delivery of Designated Securities:

     Latham & Watkins
     633 West Fifth Street, Suite 4000
     Los Angeles, CA 90071

Additional Closing Conditions:

Names and addresses of Representatives:

     Designated Representatives:

          Goldman, Sachs & Co.
          Credit Suisse First Boston Corporation
          Morgan Stanley & Co. Incorporated
          Salomon Smith Barney Inc.
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     Address for Notices, etc.:

          c/o Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004